Exhibit 99.1

POWERSECURE EXPANDS DATA CENTER CAPABILITIES WITH

ACQUISITION OF PDI DATA CENTER BUSINESS

—PowerSecure to host conference call Tuesday, October 14 at 8:30 am ET—

WAKE FOREST, N.C. – October 14, 2014 – PowerSecure International, Inc. (NYSE: POWR) today announced it has acquired the data center energy services business of Power Design, Inc. (PDI). This business provides full turnkey electrical infrastructure design, implementation and commissioning service to data center owners.

Under the purchase agreement, PowerSecure paid PDI $13 million in cash, with the potential for an additional earn-out payment of up to $2 million.

“The data center energy services business of PDI has established itself as a market leader in designing and delivering electrical infrastructure for data centers and we are very excited to add this capability to our portfolio,” said Sidney Hinton, chief executive officer of PowerSecure.

“PowerSecure has served as a supplier providing our data center solutions to PDI and we believe by adding their direct customer channel and capabilities we have the potential to accelerate our access to key data center decision makers who are designing and evaluating backup power and control systems for their facilities,” Hinton added.

In the trailing twelve month period from the third quarter of 2013 through the second quarter of 2014, this business generated more than $24 million in revenue, resulting in approximately $7.8 million of pre-tax operating income for PDI. These results are subject to adjustment following the completion of an independent audit. PowerSecure expects the transaction to be slightly dilutive to earnings per share (EPS) in Q4 2014, and meaningfully accretive to EPS in 2015.

Conference Call Information

The company will host a conference call to discuss the PDI transaction commencing today at 8:30 am eastern time. The conference call will be webcast live and can be accessed from the Investor Relations section of the company’s website at www.powersecure.com. Participants can also access the call by dialing 866-318-8616 (or 617-399-5135 if dialing internationally), and providing pass code 20744302. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today through midnight on October 28, 2014. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 42474409. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation® (IDG®), energy efficiency and utility infrastructure.

The company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables.

The company’s energy efficiency products and services include energy efficient lighting solutions that utilize LED technologies to improve lighting quality, and the design, installation and maintenance of energy conservation measures which we offer, primarily as a subcontractor, to large energy service company providers, called ESCOs, for the benefit of commercial, industrial and institutional customers as end users.

PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business acquisition discussed in this press release; statements concerning the company’s outlook, prospects and expectations for revenues, net income and E.P.S. results and growth generally; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the size, timing and terms of new sales awards resulting from the new business acquisition discussed in this press release; overall economic and business conditions and the volatility, uncertainty and inconsistency in the financial and credit markets and the effects thereof on the company’s markets and customers, the demand for its products and services, and the company’s access to capital; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in the company’s operations; the impact of the company’s recent acquisitions on the company’s business, operations and financial results, including the acquisition discussed in this release; the company’s ability to reduce and control its costs and expenses; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the company; the ability of the company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the company to continue the growth and diversification of its customer base; the ability of the company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

(919) 453-2103

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